FIRST AMENDMENT
TO CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Agreement”) is made as of May 30, 2008 by and between DISCOVERY LABORATORIES, INC., a Delaware corporation (“Borrower”), and GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.) (“Lender”).

Recitals

A. Lender and Borrower have entered into that certain Credit and Security Agreement dated as of May 21, 2007 (as the same may from time to time be amended, modified, supplemented or restated, the “Credit Agreement”). Lender has extended credit to Borrower for the purposes permitted in the Credit Agreement.

B. Borrower has requested that Lender amend the Credit Agreement as more fully set forth herein. Lender has agreed to so amend certain provisions of the Credit Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Credit Agreement.

2.	Amendments to Credit Agreement.

2.1 Section 1(a) (Availability). Section 1(a) of the Credit Agreement is hereby amended by adding the following sentence immediately after the last sentence of the Section:

Notwithstanding the foregoing, the aggregate principal amount of Equipment Advances made during the period commencing on May 30, 2008 and ending on the last day of the Draw Period shall not exceed Three Hundred Thousand Dollars ($300,000).

2.2 Section 12 (Definitions and Rules of Construction). The following term and its definition in Section 12 of the Credit Agreement are amended and restated in their entirety as follows:

“Draw Period” is the period of time from May 21, 2007 through the earlier to occur of (a) November 30, 2008, or (b) a Default.

2.3 Notices. The addresses of Lender for all notices, requests and other communications are hereby changed to the following:

GE Business Financial Services Inc.
c/o GE Healthcare Financial Services, Inc., LSF
83 Wooster Heights Road, Fifth Floor
Danbury, Connecticut 06810
Attention: Senior Vice President of Risk
Phone: (203) 205-5200
Facsimile: (203) 205-2192

With a copy to:

GE Business Financial Services Inc.
c/o GE Healthcare Financial Services, Inc.
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: General Counsel
Phone: (301) 961-1640
Facsimile: (301) 664-9866

3.	Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Financing Document.

3.2 This Agreement shall be construed in connection with and as part of the Financing Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Documents, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Financing Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Default or Event of Default has occurred and is continuing;

4.2 Borrower has the power and due authority to execute and deliver this Agreement and to perform its obligations under the Credit Agreement, as amended hereby;

4.3 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended hereby, have been duly authorized by all necessary action on the part of Borrower;

4.4 The organizational documents of Borrower most recently delivered to Lender remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended hereby, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Credit Agreement, as amended hereby, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

6. Consent Fee. Borrower hereby agrees to pay to Lender a non-refundable consent fee in the amount of One Thousand Five Hundred Dollars ($1,500) in connection with the amendments set forth herein to be paid by wire transfer on or before the date hereof.

7. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Lender of this Agreement by each party hereto and (b) Borrower’s payment of the Consent Fee.

8. Attorneys’ Fees and Expenses. Borrower hereby agrees to pay all of Lender’s legal fees and expenses in connection with the negotiation and preparation of this Agreement in an amount not to exceed $2,000. The foregoing cap on legal fees and expenses relates only to the negotiation and preparation of this Agreement, and not to any other legal fees or expenses related to the Loan.

9. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

10. Integration. This Agreement and the Financing Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, and negotiations between the parties about the subject matter of this Agreement, and the Financing Documents merge into this Agreement and the Financing Documents.

[Signature page follows immediately.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

DISCOVERY LABORATORIES, INC.

By:	/s/ John G. Cooper
Name: John G. Cooper
Title: Executive Vice President and Chief Financial Officer

LENDER:

GE BUSINESS FINANCIAL SERVICES INC. (formerly known as Merrill Lynch Business Financial Services Inc.)

By:	/s/ Scott R. Towers
Name: Scott R. Towers
Title: Its Duly Authorized Signatory